SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 15, 2002

MICRO GENERAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-8358	95-2621545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2510 Red Hill Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(949) 622-4444

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposal of Assets.

     On December 27, 2001, Micro General Corporation, a Delaware Corporation, announced that it was immediately discontinuing the operations of its wholly owned subsidiary, LDExchange, Inc., which was engaged in the wholesale international long distance business.

     Micro General expects to report a charge for discontinued operations of between $4.5 million and $5.5 million prior to income tax benefit for the fiscal year ended 2001. This will be primarily a non-cash charge resulting mainly from the write-off of goodwill associated with the LDExchange acquisition in 1998 and also from the write-down of telecommunications equipment.

Item 7. Financial Statements and Exhibits.

(a)	Pro forma financial information. The pro forma financial statements required by this item 7(b) will be provided at a later time but no later than March 16, 2002.

(b)	Exhibits.

99.1	Press Release of the Registrant dated December, 27, 2001, announcing the discontinuation of the international wholesale telecommunications division of LDExchange, Inc., a Delaware corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO GENERAL CORPORATION

Dated: January 15, 2002	/s/ Joe Root Joe Root Senior Vice President General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of the Registrant dated December 27, 2001, announcing the discontinuation of the international wholesale telecommunications division of LDExchange, Inc., a Delaware corporation